Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related prospectus of our report dated April 5, 2022, with respect to the financial statements of Biocept, Inc. (Company) as of December 31, 2021 and for the year then ended and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

May 15, 2023